UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                       March 21, 2014

Vitacost.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34468	37-1333024
(Commission File Number)	(IRS Employer Identification No.)

5400 Broken Sound Blvd., NW, Suite 500 Boca Raton, Florida	33487-3521
(Address of Principal Executive Offices)	(Zip Code)

(561) 982-4180

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2014, Vitacost.com, Inc. (the “Company”) entered into a Nomination and Standstill Agreement (the “Agreement”) with John H. Lewis, Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP, Osmium Spartan, LP, Osmium Diamond, LP. (collectively, the “Osmium Group”), Jeffrey J. Horowitz, Great Hill Equity Partners III, L.P., Great Hill Equity Partners IV, L.P., and Great Hill Investors, LLC, pursuant to which the Osmium Group agreed to certain standstill provisions and the Company agreed to appoint and nominate one independent person designated by the Osmium Group (the “Independent Designee”) to the Company’s Board of Directors (the “Board”). The following is a summary of the terms of the Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Under the terms of the Agreement, the Osmium Group has agreed not to solicit proxies regarding any matter to come before the 2014 annual meeting of stockholders (the “2014 Annual Meeting”), including for the election of directors. Among other standstill provisions, the Osmium Group has also agreed that during the Standstill Period the Osmium Group will not acquire or otherwise beneficially own more than 15% of the Company’s issued and outstanding voting stock. The Agreement defines the “Standstill Period” as the period beginning March 21, 2014 and ending on the earlier of (a) the first anniversary of the date of the Agreement, and (ii) the date on which the Independent Designee resigns from the Board due to a material disagreement with the Board.

Pursuant to the terms of the Agreement, on March 21, 2014, the Company increased the size of its Board from six to seven members and appointed Michael J. McConnell to the Board as the Independent Designee. In addition, the Company has agreed to include the Independent Designee in its slate of nominees for election to the Board at the 2014 Annual Meeting and use its reasonable best efforts to cause the Independent Designee’s election, including recommending that the Company’s stockholders vote in favor of the Independent Designee. Each of Jeffrey J. Horowitz, Great Hill Equity Partners III, L.P., Great Hill Equity Partners IV, L.P. and Great Hill Investors, LLC has also agreed to vote in favor of the Company’s proposed slate of directors for the 2014 Annual Meeting.

The Independent Designee will receive the same compensation and indemnification as the Company’s other non-employee directors as described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 4, 2013, and Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2014.

A copy of the press release issued by the Company regarding these events is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

10.1

Nomination and Standstill Agreement, dated March 21, 2014, by and between Vitacost.com, Inc., John H. Lewis, Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP, Osmium Spartan, LP, Osmium Diamond, LP., Jeffrey J. Horowitz, Great Hill Equity Partners III, L.P., Great Hill Equity Partners IV, L.P., and Great Hill Investors, LLC.

99.1	Press Release dated March 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACOST.COM, INC.

Date: March 24, 2014	By:	/s/ Mary L. Marbach
	Name:	Mary L. Marbach
	Title:	Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Nomination and Standstill Agreement, dated March 21, 2014, by and between Vitacost.com, Inc., John H. Lewis, Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP, Osmium Spartan, LP, Osmium Diamond, LP., Jeffrey J. Horowitz, Great Hill Equity Partners III, L.P., Great Hill Equity Partners IV, L.P., and Great Hill Investors, LLC.

99.1	Press Release of the Company, dated March 24, 2014.

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